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                             NEUMAN & DRENNEN, LLC
                              Temple-Bowron House
                               1507 Pine Street
                           Boulder, Colorado  80302
                          Telephone:  (303) 449-2100
                          Facsimile:  (303) 449-1045

                               January 25, 2000


Premier Concepts, Inc.
3033 South Parker Road, Suite 120
Aurora, Colorado 80014

Ladies and Gentlemen:

     We have acted as legal counsel for Premier Concepts, Inc. (the "Company") in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Prospectus included as a part of the Registration Statement (the "Prospectus"), relating to 55,000 common stock purchase warrants (the "Warrants") and 478,334 shares of Common Stock, $.002 par value per share (the "Common Stock"). The Warrants and the Common Stock are to be offered and sold by certain selling shareholders of the Company in the manner set forth in the Registration Statement and Prospectus. The Common Stock is to be issued and sold by the Company upon exercise of certain warrants and options of the Company.

     In connection therewith, we have examined: (a) the Registration Statement and the Prospectus included therein, as amended; (b) the Articles of Incorporation and Bylaws of the Company; and (c) the relevant corporate proceedings of the Company. In addition to such examination we have reviewed such other proceedings, documents, and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

     Based upon the foregoing, we are of the opinion that:

     1. The Company has been legally incorporated and is validly existing under the laws of the State of Colorado.

     2. The Shares, and shares of Common Stock into which the Warrants are exercisable, upon issuance and payment therefor, as contemplated by the Registration Statement and Prospectus, will be validly issued, fully paid, and nonassessable.

     3. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ David H. Drennen
NEUMAN & DRENNEN, LLC